Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
To Tender Shares of Common Stock
of
LIFEVANTAGE CORPORATION
Pursuant to its Offer to Purchase Dated September 24, 2013
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 25, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
As set forth in Section 3 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) the certificates for Shares are not immediately available, (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by mail, overnight courier or facsimile transmission to the Depositary on or before the Expiration Date. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021
By Facsimile Transmission (for eligible institutions only): Computershare Trust Company, N.A. Facsimile: (617) 360-6810 Confirm By Telephone: (781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO LIFEVANTAGE, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC DO NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
The undersigned hereby tenders to LifeVantage Corporation, a Colorado corporation (“LifeVantage” or the “Company”), upon the terms and subject to the conditions described in the Offer to Purchase, dated September 24, 2013 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of the Company's common stock, $0.001 par value per share (the “Shares”), pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, $0.001 par value per share, of LifeVantage.
NUMBER OF SHARES TO BE TENDERED:_____________ SHARES
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 5 of the Letter of Transmittal)

☐
The undersigned wishes to maximize the chance of having LifeVantage purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by LifeVantage pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $2.45 per Share.

- OR-
SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Letter of Transmittal)
By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by LifeVantage will be purchased at the purchase price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$2.45	☐	$2.55	☐	$2.65	☐	$2.75
☐	$2.50	☐	$2.60	☐	$2.70	☐	$2.80

CONDITIONAL TENDER
(See Instruction 14 of the Letter of Transmittal)
A tendering shareholder may condition his or her tender of Shares upon LifeVantage purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by LifeVantage pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder is urged to consult with his or her own financial tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: _______________Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, LifeVantage may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.
SIGN HERE
Name(s) of Record Holder(s): ______________________________________________________________________
(Please Type or Print)
Address(es): ____________________________________________________________________________________
(Include Zip Code)
Daytime Area Code and Telephone Number: ___________________________________________________________
Taxpayer ID No(s). or Social Security No(s).: __________________________________________________________
Number of Shares and Certificate No(s). (if available): ___________________________________________________

☐	Check here if Shares will be tendered by book-entry transfer.
DTC Account Number: ____________________________________________________________________________
Date: __________________________________________________________________________________________
Signature(s): ____________________________________________________________________________________

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three business days of the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.
Name of Firm: ____________________________________________________________________________________
Authorized Signature _______________________________________________________________________________
Name: ___________________________________________________________________________________________
(Please Type or Print)
Title: ____________________________________________________________________________________________
Address: _________________________________________________________________________________________
Zip Code: ________________________________________________________________________________________
Area Code and Telephone Number: ____________________________________________________________________
Date: ___________________________________________________________________________________________
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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